Exhibit 99.1

Press contacts:		Investor Contact:
Trinseo	Makovsky	Trinseo
Donna St. Germain	Doug Hesney	David Stasse
Tel : +1 610-240-3307	Tel: +1 212-508-9661	Tel : +1 610-240-3207
Email: stgermain@trinseo.com	Email: dhesney@makovsky.com	Email: dstasse@trinseo.com

Trinseo Provides Update on Fourth Quarter 2018; Announces Fourth Quarter 2018 Conference Call

BERWYN, Pa — January 22, 2019 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex binders and synthetic rubber, today announced that its fourth quarter 2018 results are expected to be below the low end of previously issued guidance due to several factors that occurred primarily late in the fourth quarter.  Fourth quarter 2018 net income (loss) is estimated to be between $(3) million and $1 million and Adjusted EBITDA is estimated to be between $63 million and $67 million.

Rapidly declining feedstocks prices, particularly in the latter half of the fourth quarter, are expected to result in an unfavorable pre-tax net timing impact of approximately $28 million, primarily in Feedstocks and Polystyrene.  Previously issued guidance for the fourth quarter of 2018 assumed no net timing impacts.  Large net timing impacts can occur in quarters that experience significant movements in raw material prices, particularly styrene, benzene, and butadiene.  Over longer periods of time, the effect of these timing impacts tend to offset as raw material prices move up and down.

Fourth quarter operating results are also expected to be negatively impacted by inventory destocking from customers and delayed orders caused by macroeconomic dynamics in China and falling feedstock prices, as well as continued weakness in the automotive and tire markets.  The severity of these weak market conditions in November and December was greater than previously expected.

In addition, an unplanned outage at the Company’s styrene plant in Terneuzen, the Netherlands occurred in December, and is expected to negatively impact results by approximately $7 million in the fourth quarter.  The plant restarted successfully in early January.

Also, the Company announced a reduction in force in its Synthetic Rubber segment during the fourth quarter.  This action is anticipated to result in cost savings of approximately $2 million in 2019 and $3 million annually thereafter.  The Company expects to incur a pre-tax charge of approximately $5 million in the fourth quarter related to this action, which will be treated as an add back in the calculation of Adjusted EBITDA.

“We remain committed to providing innovative technologies and solutions to serve the performance tire market, but this restructuring action is a necessary step to more closely align the cost structure of Synthetic Rubber with the current tire market environment,” said Chris Pappas, Trinseo’s President and Chief Executive Officer.

Fourth quarter cash from operations and capital expenditures are estimated to be approximately $128 million and $31 million, respectively, resulting in Free Cash Flow of approximately $98 million.  For the full year, cash from operations and capital expenditures are estimated to be approximately $367 million and $121 million, respectively, bringing full year 2018 Free Cash Flow to approximately $245 million.  The Company repurchased approximately 950,000 shares in the fourth quarter for $47 million.  In 2018, Trinseo repurchased approximately 2.2 million shares, about 5% of shares outstanding, for $143 million.

“Despite challenging economic conditions in the last third of 2018, Trinseo continues to be strongly cash generative and committed to returning cash to shareholders,” said Pappas.  “We returned approximately $209 million in 2018 to our shareholders via share repurchases and dividends.”

For a reconciliation of estimated fourth quarter and full year (unaudited) net income to Adjusted EBITDA and cash provided by operating activities to Free Cash Flow, see Notes 1 and 2 below, respectively.

Trinseo will host a conference call to discuss its Fourth Quarter and full year 2018 financial results on Thursday, February 14 at 10 AM Eastern Time.

Commenting on results will be Chris Pappas, President and Chief Executive Officer, Barry Niziolek, Executive Vice President and Chief Financial Officer, and David Stasse, Vice President, Treasury and Investor Relations. The conference call will include brief introductory comments followed by a question and answer session available by phone at:

Participant Toll Free Dial-In Number: (866) 393-4306

Participant International Dial-In Number: +1 (734) 385-2616

Conference ID 2538367

The Company will also offer a live Webcast of the conference call with a question and answer session via the registration page of the Trinseo Investor Relations website.

Trinseo will distribute its Fourth Quarter 2018 financial results via press release on Business Wire and post the release, prepared remarks and presentation slides on the Company’s Investor Relations website on Wednesday, February 13, 2019 after the market close. The Company will furnish copies of the financial results press release and presentation slides to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission.

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until February 14, 2020.

Unaudited financial data for the fiscal quarter and year ended December 31, 2018 presented herein are preliminary, based upon our good faith estimates and subject to completion of our financial closing procedures. We have provided ranges for certain of our expectations described herein because our fiscal quarter and year-end closing procedures are not yet complete. While we expect that our final financial results for the quarterly and annual periods ended December 31, 2018, following the completion of our financial closing procedures, will be within the ranges described herein, our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures as well as final adjustments and other developments that may arise between now and the time that our financial results for these quarterly and annual periods are finalized. All of the data presented herein has been prepared by and is the responsibility of management. This summary is not a comprehensive statement of our financial results for the quarterly and annual periods.

Note 1: Reconciliation of Non-GAAP Performance Measures to Net income

We present Adjusted EBITDA as a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring; acquisition related costs and other items.  In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

We also present Adjusted Net Income and Adjusted EPS as additional performance measures. Adjusted Net Income is calculated as Adjusted EBITDA (defined beginning with net income, above), less interest expense, less the provision for income taxes and depreciation and amortization, tax affected for various discrete items, as appropriate. Adjusted EPS is calculated as Adjusted Net Income per weighted average diluted shares outstanding for a given period. We believe that Adjusted Net Income and Adjusted EPS provide transparent and useful information to management, investors, analysts and other stakeholders in evaluating and assessing our operating results from period-to-period after removing the impact of certain transactions and activities that affect comparability and that are not considered part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance.  As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliations of expected net income to Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS for the three months ended December 31, 2018, and for the full year ended December 31, 2018.  See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

	(Unaudited)
	Three Months Ended	Year Ended
(In millions, except per share data)	December 31, 2018	December 31, 2018
Adjusted EBITDA	$63 - 67	$571 – 575
Interest expense, net	(11)	(46)
Provision for income taxes	(7) - (8)	(72) - (73)
Depreciation and amortization	(34)	(130)
Reconciling items to Adjusted EBITDA (a)	(14)	(32)
Net Income (loss)	(3) – 1	291 - 294
Reconciling items to Adjusted Net Income (a)	11	25
Adjusted Net Income	9 - 12	315 - 319

Weighted average shares- diluted (b)	43.3	43.7
EPS (Diluted)	$(0.06) – 0.02	$6.65 - 6.72
Adjusted EPS	$0.20 - 0.27	$7.21 - 7.29

(a)                  Reconciling items to Adjusted EBITDA and Adjusted Net Income for the three months and year ended December 31, 2018 reflect the Company’s preliminary estimate of adjustments for the periods, and primarily reflect advisory and professional fees incurred in conjunction with the Company’s initiative to transition business services from The Dow Chemical Company, as well as certain restructuring charges during the periods.

(b)                  Weighted average share information presented above is unaudited and remains preliminary, based upon our good faith estimates and subject to completion of our financial statement close procedures, as discussed above.

Note 2: Reconciliation of Non-GAAP Liquidity Measures to Cash from Operations

The Company uses Free Cash Flow to evaluate and discuss its liquidity position and results. Free Cash Flow is defined as cash from operating activities, less capital expenditures.  We believe that Free Cash Flow provides an important indicator of the Company’s ongoing ability to generate cash through core operations, as it excludes the cash impacts of various financing transactions as well as cash flows from business combinations that are not considered organic in nature.  We also believe that Free Cash Flow provides management and investors with a useful analytical indicator of our ability to service our indebtedness, pay dividends (when declared), and meet our ongoing cash obligations.

Free Cash Flow is not intended to represent cash flows from operations as defined by GAAP, and therefore, should not be used as an alternative for that measure. Other companies in our industry may define Free Cash Flow differently than we do. As a result, it may be difficult to use this or similarly-named financial measures that other companies may use, to compare the liquidity and cash generation of those companies to our own.

For the reasons discussed above, we are providing the following reconciliation of expected cash provided by operating activities to Free Cash Flow for the three months ended December 31, 2018, and for the full year ended December 31, 2018.  See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

	(Unaudited)
	Three Months Ended	Year Ended
(In millions)	December 31, 2018	December 31, 2018
Cash provided by operating activities	$128	$367
Capital expenditures	(31)	(121)
Free Cash Flow	98	245

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber. We are focused on delivering innovative and sustainable solutions to help our customers create products that touch lives every day — products that are intrinsic to how we live our lives — across a wide range of end-markets, including automotive, consumer electronics, appliances, medical devices, lighting, electrical, carpet, paper and board, building and construction, and tires. Trinseo had approximately $4.4 billion in net sales in 2017, with 16 manufacturing sites around the world, and approximately 2,200 employees. For more information visit www.trinseo.com.

Use of non-GAAP measures

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted Net Income, Adjusted EBITDA and Adjusted EPS and measures of liquidity excluding certain GAAP items, such as Free Cash Flow. We believe these measures are useful for investors and management in evaluating business trends and performance each period.   These income measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided herein.

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “see”, “tend”, “anticipate,” “target,” “outlook,” “guidance,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,”

“predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of performance, growth, net sales, business activity, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such factors include, among others: conditions in the global economy and capital markets; the inability of the Company to execute on its business strategy; volatility in costs or disruption in the supply of the raw materials utilized for our products; loss of market share to other producers of chemical products; compliance with laws and regulations impacting our business; changes in laws and regulations applicable to our business; our inability to continue technological innovation and successful introduction of new products; system security risk issues that could disrupt our internal operations or information technology services; the loss of customers; the market price of the Company’s ordinary shares prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; and the Company’s cash flows from operations. Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.trinseo.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.